Exhibit 99.1

PRESS RELEASE

CIRCOR International Reports First-Quarter 2012 Financial Results

Company Exceeds Top- and Bottom-line Guidance Expectations

Revenues Increase 5% and Orders Grow 12% Year-Over-Year

Energy Segment Performance In Line With Plan

Burlington, MA – May 3, 2012 – CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the energy, aerospace and industrial markets, today announced financial results for the first quarter ended April 1, 2012.

“CIRCOR performed well in the first quarter of 2012 as we exceeded our expectations for both top- and bottom-line performance,” said Chairman and Chief Executive Officer Bill Higgins. “Continued strength in the North American short-cycle Energy business and strong Aerospace segment sales helped drive year-over-year revenue growth of 5%. Bookings were up 12% year-over-year with solid gains in almost all areas excluding the market for LED equipment.”

“Earnings per diluted share were $0.49, and Energy segment operating margins were slightly better than anticipated at 8.2% in the first quarter,” said Higgins. “All in all, a good start to the year.”

Consolidated Results

Revenues for the first quarter of 2012 were $214.3 million, a 5% increase from $203.4 million in the first quarter of 2011. Net income for the first quarter of 2012 was $8.6 million, or $0.49 per diluted share, compared with net income of $7.9 million, or $0.45 per diluted share, for the first quarter of 2011. Excluding Leslie asbestos and bankruptcy charges, net of tax, adjusted earnings per diluted share was $0.49 in the first quarter of 2011.

Consolidated adjusted operating earnings, which excludes Leslie asbestos and bankruptcy charges was $13.7 million for the first quarter of 2012 down slightly from $13.8 million in the first quarter of 2011 as favorable volume was offset primarily by expenses related to future growth initiatives.

The Company received orders totaling $248.7 million during the first quarter of 2012, an increase of 12% compared with the first quarter of 2011. The increase was driven primarily by increases in the Energy and Aerospace segments and was partially offset by weakness in Flow Technology’s LED equipment business. Backlog as of April 1, 2012 was $432.3 million, up 3% from backlog of $419.1 million at April 3, 2011.

During the first quarter of 2012, the Company used $7.1 million of free cash flow (defined as net cash from operating activities less capital expenditures) compared with $0.5 million generated in the first quarter of 2011.

Energy

Energy segment revenues of $109.3 million for the quarter ended April 1, 2012 represent a 10% increase from $99.2 million for the quarter ended April 3, 2011. The increase in revenues year-over-year was due to organic growth of 10% and 2% growth from the February 2011 Brazilian energy acquisition, partially offset by a negative foreign currency impact of 2%.

Incoming orders for the first quarter of 2012 were $135.6 million, an increase of 19% year-over-year due to strength in the North American short-cycle business. International project orders, despite being down from the strong first quarter of last year, experienced its strongest quarter since the fourth quarter of 2010. Ending backlog totaled $195.2 million, a decrease of 4% year-over-year.

For the first quarter of 2012, the Energy segment adjusted operating margin of 8.2% was up from 6.4% in the first quarter of 2011, primarily due to the significant volume increase and the associated leverage in the North American short-cycle business as well as improved pricing in large international projects, partially offset by growth investments in Brazil.

Aerospace

Aerospace segment revenues increased by 19% to $38.1 million for the first quarter of 2012 from $32.1 million in the first quarter of 2011. The increase in Aerospace segment revenues is attributable to 20% organic growth, which was slightly offset by a negative foreign currency impact of 1%.

Incoming orders for the first quarter of 2012 were $40.2 million, an increase of 22% year-over-year. Orders increased due to strength in military projects and other programs. Ending backlog totaled $161.1 million, an increase of 19% year-over-year.

The Aerospace segment’s adjusted operating margin was 10.8% for the first quarter of 2012, down from 11.6% for the first quarter of 2011. Adjusted operating margin decreased primarily due to increased large future programs expenses, partially offset by favorable volume and associated leverage.

Flow Technologies

Flow Technologies segment revenues decreased 7% to $66.9 million for the first quarter of 2012 from $72.1 million in the first quarter of 2011. First-quarter 2012 Flow Technologies segment revenues reflected an organic decline of 6% due to lower LED equipment shipments and a negative foreign currency impact of 1%.

Incoming orders for this segment were $72.9 million for the first quarter of 2012, a decrease of 3% year-over-year, driven primarily by the soft LED market. Ending backlog totaled $76 million, a decrease of 6% year-over-year, which was also affected by lower LED equipment and navy orders.

This segment’s adjusted operating margin for the first quarter of 2012 decreased to 11.3%, compared with 13.7% in the first quarter of 2011, due to the decline in the LED equipment market and increased spending on this segment’s growth initiatives in the power generation market.

Financial Outlook

CIRCOR currently expects revenues for the second quarter of 2012 in the range of $219 million to $224 million. Earnings are expected to be in the range of $0.44 to $0.54 per diluted share. CIRCOR’s guidance for earnings per share assumes a 30% tax rate and that exchange rates remain at present levels.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results today, May 3, 2012, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including second-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the energy, aerospace and industrial markets. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

UNAUDITED

	Three Months Ended
	April 1, 2012	April 3, 2011

Net revenues	$214,280	$203,370
Cost of revenues	155,668	147,142

GROSS PROFIT	58,612	56,228
Selling, general and administrative expenses	44,912	42,455
Leslie asbestos and bankruptcy charges	—	1,001

OPERATING INCOME	13,700	12,772

Other expense (income):
Interest income	(83)	(43)
Interest expense	1,164	816
Other expense, net	138	915

Total other expense	1,219	1,688

INCOME BEFORE INCOME TAXES	12,481	11,084
Provision for income taxes	3,896	3,178

NET INCOME	$8,585	$7,906

Earnings per common share:
Basic	$0.50	$0.46
Diluted	$0.49	$0.45

Weighted average common shares outstanding:
Basic	17,315	17,163
Diluted	17,390	17,378

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Three Months Ended
	April 1, 2012	April 3, 2011
OPERATING ACTIVITIES
Net income	$8,585	$7,906
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,008	3,575
Amortization	964	1,418
Compensation expense of share-based plans	1,195	1,136
Tax effect of share based compensation	479	(256)
Loss on disposal of property, plant and equipment	2	2

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	3,539	3,734
Inventories	(2,179)	(2,818)
Prepaid expenses and other assets	(5,549)	(6,657)
Accounts payable, accrued expenses and other liabilities	(14,011)	(4,822)

Net cash (used in) provided by operating activities	(2,967)	3,218

INVESTING ACTIVITIES
Additions to property, plant and equipment	(4,122)	(2,693)
Proceeds from the disposal of property, plant and equipment	15	12
Proceeds from the sale of investments	0	(1)
Business acquisitions, net of cash acquired	0	(20,221)

Net cash used in investing activities	(4,107)	(22,903)

FINANCING ACTIVITIES
Proceeds from borrowings	41,123	60,748
Payments of borrowings	(47,806)	(34,778)
Dividends paid	(666)	(663)
Proceeds from the exercise of stock options	73	213
Tax effect of share based compensation	(479)	256

Net cash (used in) provided by financing activities	(7,755)	25,776

Effect of exchange rate changes on cash and cash equivalents	1,265	1,648

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,564)	7,739
Cash and cash equivalents at beginning of year	54,855	45,752

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$41,291	$53,491

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	April 1, 2012	December 31, 2011
ASSETS
Current Assets:
Cash & cash equivalents	$41,291	$54,855
Short-term investments	101	99
Trade accounts receivable, less allowance for doubtful accounts of $1,152 and $1,127, respectively	154,930	156,075
Inventories	208,125	203,777
Prepaid expenses and other current assets	17,067	12,376
Deferred income tax asset	16,578	16,320
Assets held for sale	542	542

Total Current Assets	438,634	444,044

Property, Plant and Equipment, net	105,973	104,434

Other Assets:
Goodwill	78,676	77,829
Intangibles, net	58,188	58,442
Deferred income tax asset	28,054	27,949
Other assets	11,008	9,825

Total Assets	$720,533	$722,523

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$87,420	$92,493
Accrued expenses and other current liabilities	61,332	63,386
Accrued compensation and benefits	23,457	24,328
Leslie asbestos and bankruptcy related liabilities	1,000	1,000
Income taxes payable	4,310	5,553
Notes payable and current portion of long-term debt	3,159	8,796

Total Current Liabilities	180,678	195,556

Long-Term Debt, net of current portion	95,496	96,327
Deferred income taxes	11,480	11,284
Other Non-Current Liabilities	33,861	35,271
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	0	0
Common stock, $.01 par value; 29,000,000 shares authorized; and 17,392,225 and 17,268,212 issued and outstanding, respectively	174	173
Additional paid-in capital	259,538	258,209
Retained earnings	138,296	130,373
Accumulated other comprehensive income (loss)	1,010	(4,670)

Total Shareholders’ Equity	399,018	384,085

Total Liabilities and Shareholders’ Equity	$720,533	$722,523

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in millions)

UNAUDITED

	Three Months Ended
	April 1, 2012	April 3, 2011

ORDERS [1]
Energy	$135.6	$113.7

Aerospace	40.2	32.8

Flow Technologies	72.9	75.0

Total orders	$248.7	$221.5

	April 1, 2012	April 3, 2011

BACKLOG [2]
Energy	$195.2	$203.1

Aerospace	161.1	135.3

Flow Technologies	76.0	80.7

Total backlog	$432.3	$419.1

Note 1:	Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.

Note 2:	Backlog includes all unshipped customer orders.

	2011					2012
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR

NET REVENUES

Energy	$99,170	$81,994	$103,300	$110,228	$394,692	$109,264
Aerospace	32,110	36,029	32,681	36,017	136,837	38,085
Flow Technologies	72,090	73,885	73,980	70,865	290,820	66,931

Total	203,370	191,908	209,961	217,110	822,349	214,280

* ADJUSTED OPERATING MARGIN

Energy	6.4%	5.3%	7.2%	8.4%	7.0%	8.2%
Aerospace	11.6%	11.2%	5.6%	8.6%	9.3%	10.8%
Flow Technologies	13.7%	12.4%	13.6%	12.9%	13.1%	11.3%
Segment operating margin	9.8%	9.1%	9.2%	9.9%	9.5%	9.6%
Corporate expenses	-3.0%	-2.7%	-1.7%	-3.0%	-2.6%	-3.2%
* Adjusted operating margin	6.8%	6.5%	7.5%	6.9%	6.9%	6.4%
Leslie asbestos and bankruptcy charges (recoveries)	0.5%	-0.1%	-0.1%	0.0%	0.1%	0.0%
Total operating margin	6.3%	6.5%	7.6%	6.9%	6.8%	6.4%

* ADJUSTED OPERATING INCOME

Energy	6,393	4,373	7,441	9,225	27,432	8,928
Aerospace	3,727	4,021	1,846	3,081	12,675	4,124
Flow Technologies	9,854	9,133	10,037	9,171	38,195	7,587

Segment operating income	19,974	17,527	19,324	21,477	78,302	20,639
Corporate expenses	(6,201)	(5,100)	(3,585)	(6,441)	(21,327)	(6,939)

* Adjusted operating income	13,773	12,427	15,739	15,036	56,975	13,700

Leslie asbestos and bankruptcy charges (recoveries)	1,001	(124)	(201)	—	676	—

Total operating income	12,772	12,550	15,940	15,036	56,298	13,700

INTEREST EXPENSE, NET	(773)	(1,232)	(887)	(1,039)	(3,930)	(1,081)
OTHER EXPENSE, NET	(915)	(560)	(354)	(342)	(2,171)	(138)

PRETAX INCOME	11,084	10,758	14,699	13,655	50,196	12,481
PROVISION FOR INCOME TAXES	(3,178)	(3,261)	(3,752)	(3,370)	(13,562)	(3,896)

EFFECTIVE TAX RATE	28.7%	30.3%	25.5%	24.7%	27.0%	31.2%
NET INCOME	$7,906	$7,497	$10,947	$10,285	$36,634	$8,585

Weighted Average Common Shares Outstanding (Diluted)	17,378	17,434	17,423	17,435	17,417	17,390

EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.43	$0.63	$0.59	$2.10	$0.49

EBIT	$11,857	$11,990	$15,586	$14,694	$54,127	$13,562
Depreciation	3,575	3,921	3,770	3,820	15,085	4,008
Amortization of intangibles	1,418	778	1,097	1,058	4,351	964

EBITDA	$16,850	$16,689	$20,453	$19,572	$73,563	$18,534

EBITDA AS A PERCENT OF SALES	8.3%	8.7%	9.7%	9.0%	8.9%	8.6%

CAPITAL EXPENDITURES	$2,693	$4,770	$3,792	$6,647	$17,901	$4,122

*	Adjusted Operating Income & Margin excludes Leslie asbestos and bankruptcy charges.

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2011					2012
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR

FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES]	$525	$(77,244)	$(5,214)	$15,199	$(66,734)	$(7,089)
ADD:
Capital Expenditures	2,693	4,770	3,792	6,647	17,902	4,122

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$3,218	$(72,474)	$(1,422)	$21,846	$(48,832)	$(2,967)

NET DEBT (CASH) [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(22,554)	$56,828	$64,145	$50,169	$50,169	$57,263
ADD:
Cash & cash equivalents	53,491	48,302	39,254	54,855	54,855	41,291
Investments	99	107	98	99	99	101

TOTAL DEBT	$31,036	$105,237	$103,497	$105,123	$105,123	$98,655

DEBT AS % OF EQUITY	8%	27%	27%	27%	27%	25%

TOTAL DEBT	31,036	105,237	103,497	105,123	105,123	98,655

TOTAL SHAREHOLDERS’ EQUITY	374,706	385,833	384,296	384,085	384,085	399,018

EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$11,857	$11,990	$15,586	$14,694	$54,127	$13,562
LESS:
Interest expense, net	(773)	(1,232)	(887)	(1,039)	(3,930)	(1,081)
Provision for income taxes	(3,178)	(3,261)	(3,752)	(3,370)	(13,561)	(3,896)

NET INCOME	$7,906	$7,497	$10,947	$10,285	$36,635	$8,585

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET, LESS DEPRECIATION LESS AMORTIZATION LESS INCOME TAXES]	$16,850	$16,689	$20,453	$19,572	$73,563	$18,534
LESS:
Interest expense, net	(773)	(1,232)	(887)	(1,039)	(3,931)	(1,081)
Depreciation	(3,575)	(3,921)	(3,770)	(3,820)	(15,085)	(4,008)
Amortization	(1,418)	(778)	(1,097)	(1,058)	(4,351)	(964)
Provision for income taxes	(3,178)	(3,261)	(3,752)	(3,370)	(13,561)	(3,896)

NET INCOME	$7,906	$7,497	$10,947	$10,285	$36,635	$8,585

ADJUSTED INCOME [NET INCOME EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$8,557	$7,416	$10,816	$10,285	$37,074	$8,585
LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax	651	(81)	(131)	—	439	—

NET INCOME	$7,906	$7,497	$10,947	$10,285	$36,635	$8,585

ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.49	$0.43	$0.62	$0.59	$2.13	$0.49
LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax impact on EPS	0.04	(0.00)	(0.01)	—	0.03	—

EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.43	$0.63	$0.59	$2.10	$0.49